UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2010

HOMELAND RESOURCES LTD.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-147501 (Commission File Number)	26-0841675 (IRS Employer Identification No.)

6801 Los Trechos NE, Albuquerque New Mexico          87109
(Address of principal executive offices)                                  (Zip Code)

(505) 264-0600
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance sheet Arrangement of a Registrant.

On April 19, 2010, the registrant borrowed $55,000 from an unrelated third party.  The loan is an unsecured demand obligation that accrues interest at 6.5% per annum.  The proceeds were used to fund the participation in the exploration program described in Item 5.06 below.

On May 11, 2010, the registrant borrowed $50,000 from the same unrelated third party.  The loan is an unsecured demand obligation that accrues interest at 6.5% per annum.  The proceeds were used to fund the participation in the exploration program described in Item 5.06 below.

On May 15, 2010, the registrant entered into a loan agreement with the same unrelated third party, pursuant to which the lender has agreed to loan up to $1,000,000 through December 31, 2011, which date may be extended for an additional twelve months.  Amounts loaned under the agreement are to be repaid within 36 months and accrue interest at 7.5% per annum.  The loan is unsecured.  The registrant has agreed to issue the lender 50,000 restricted shares of its common stock for every $100,000 borrowed under the agreement.  The registrant, at its option, may borrow up to an additional $1,000,000 if it has exhausted the funds available under the agreement.

Item 5.06	Change in Shell Company Status.

The registrant has determined to engage in oil and gas exploration through participation in various exploration programs.  It has negotiated with a lender to obtain the funds necessary to finance its buy in costs and anticipated future costs of participation, as described above in Item 2.03.

On April 20, 2010, the registrant purchased a 5% working interest in a 3-D seismic exploration project for a buy in cost of $46,250.  The objective of the project is to acquire 135 square miles of three-dimensional seismic data to identify drillable prospects in a study area comprising 119,680 acres in Oklahoma.  The registrant’s total funding commitment is expected to be $400,000 in addition to the buy in cost.

The registrant has also committed to purchase a 5% working interest in a drilling program for a buy in cost of $39,163. The drilling program covers four prospects in Oklahoma.  The registrant’s total funding commitment is expected to be $225,000 in addition to the buy in cost.

Item 9.01                      Financial Statements and Exhibits

Regulation S-K Number	Document
10.1	Loan Commitment dated April 19, 2010 from Radium Ventures Corp.
10.2	Loan Commitment dated May 11, 2010 from Radium Ventures Corp.
10.3	Loan Agreement dated May 15, 2010 with Radium Ventures Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMELAND RESOURCES LTD.
May 17, 2010	By: /s/ Armando Garcia Armando Garcia, President

EXHIBIT INDEX

Regulation S-K Number	Document
10.1	Loan Commitment dated April 19, 2010 from Radium Ventures Corp.
10.2	Loan Commitment dated May 11, 2010 from Radium Ventures Corp.
10.3	Loan Agreement dated May 15, 2010 with Radium Ventures Corp.